UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2002

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986	94-3061375
(Commission File Number)	(IRS Employer Identification Number)

342 Lakeside Drive
Foster City, California   94404
(Address of principal executive offices including zip code)

(650) 425-4400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

CELL GENESYS REACQUIRES FULL COMMERCIAL RIGHTS TO GVAX ®LUNG CANCER VACCINES

FOSTER CITY, Calif., October 18, 2002-Cell Genesys, Inc. (Nasdaq: CEGE) today announced that the Company has reacquired full commercial rights to GVAX® lung cancer vaccines following the termination of its agreement with the pharmaceutical division of Japan Tobacco Inc. A copy of the press release of Cell Genesys with respect to the termination is included herein as Exhibit 99.1 and is incorporated by reference into this item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)Exhibits

99.1 Press Release, issued October 18, 2002 announcing Cell Genesys has reacquired full commercial rights to GVAX® lung cancer vaccines following the termination of license agreement with Japan Tobacco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2002

CELL GENESYS, INC.

By:	/s/ Matt Pfeffer

Matt Pfeffer
Vice President, and Chief Financial Officer (Principal Accounting Officer)